UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 17, 2011

RECOVERY ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-152571	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Wynkoop Street, Suite 200
Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 951-7920
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As reported on Form 8-K filed on October 12, 2011, the Company's shareholders approved amendments to the Articles of Incorporation.  The Amended and Restated Articles of Incorporation are attached as an exhibit to this Form 8-K

Item 8.01       Other Events.

Recovery Energy, Inc. announced on October 17, 2011 that its previously announced reverse stock split at an exchange ratio of 1-for-4 will be effective on October 19, 2011. The stock will trade with a "D" next to the symbol, "RECVD" for 30 calendar days to signify the reverse stock split has occurred. The Company expects that the reverse stock split will help it meet the listing requirements for its common shares on NASDAQ or another national exchange such as the NYSE Amex.

Item 9.01       Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Identification of Exhibits
3.1	Amended and Restated Articles of Incorporation
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RECOVERY ENERGY, INC.

Date: October 20, 2011	By:	/s/ A. Bradley Gabbard
A. Bradley Gabbard
Chief Financial Officer